            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                               GIVE THE                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      SOCIAL SECURITY                FOR THIS TYPE OF     IDENTIFICATION
                               NUMBER OF --                   ACCOUNT:              NUMBER OF --
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

 1. An individual's              The individual               8. Sole                 The Owner4
account                                                          proprietorship
                                 The actual owner                account              Legal entity (Do not
 2. Two or more                  of the account or,                                   furnish the identifying
    individuals                  if combined funds,           9. A valid              number of the personal
   (joint account)               any one of the                  trust,               representative or
 3. Husband and wife             individuals1                    estate, or           trustee unless the legal
    (joint account)                                              pension              entity itself is not
 4. Custodian account of         The actual owner                trust                designated in the
    a minor (Uniform             of the account or,                                   account title)5
    Gift to Minors Act)          if joint funds,             10. Corporate
                                 either person1                  account              The corporation
 5. Adult and minor
    (joint account)              The minor2                  11. Religious,           The organization
                                                                 charitable,
 6. Account in the name          The adult or, if                or                   The partnership
    of guardian or               the minor is the                educational
    committee for a              only contributor,               organization         The organization
    designated ward,             the minor1                      account
    minor, or                                                                         The broker or nominee
    incompetent person           The ward, minor,            12. Partnership
 7. a. The usual                 or incompetent                  account held         The public entity
       revocable savings         person3                         in the name
       trust account                                             of the
       (grantor is also          The                             business
       trustee)                  grantor-trustee1
   b. So-called trust                                        13. Association,
      account that is            The actual owner1               club, or
      not a legal or                                             other
      valid trust under                                          tax-exempt
                                                                 organization
      State law
                                                             14. A broker or
                                                                 registered
                                                                 nominee

                                                             15. Account with
                                                                 the
                                                                 Department
                                                                 of
                                                                 Agriculture
                                                                 in the name
                                                                 of a public
                                                                 entity (such
                                                                 as a State
                                                                 or local
                                                                 government,
                                                                 school
                                                                 district or
                                                                 prison) that
                                                                 receives
                                                                 agricultural
                                                                 program
                                                                 payments

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1 List first and circle the name of the person whose number you furnish.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show the name of the owner.

5 List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a).
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
-   Payments described in section 6049(b)(5) to nonresident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. File this form with the payer, furnish your taxpayer identification number, write "exempt" on the face of the form, and return it to the payer, if the payments are interest, dividends, or patronage dividends, also sign and date the form.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning with January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE